UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2009

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2009, the Board of Directors of AMERIGROUP Corporation (the "Company") appointed Emerson U. Fullwood to the Board of Directors.

Mr. Fullwood, 60, is the retired Corporate Vice President, Executive Chief of Staff and Marketing Officer for Xerox North America, having previously held several other executive and general management leadership positions with Xerox Corporation. Mr. Fullwood currently serves as a director of the Vanguard Group and the Vanguard Funds, SPX Corporation, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School.

Upon being elected as a Director, Mr. Fullwood received an initial equity grant from the Company in accordance with its previously approved non-management Director compensation program. The equity grant was comprised of non-qualified stock options to purchase 7,202 shares of the Company’s common stock at $28.39 per share and 2,994 shares of restricted stock. The options and restricted stock will vest in full on February 11, 2010. The stock option grants have a term of seven years and provide for a two-year exercise period following termination of service as a Director.

Mr. Fullwood, along with existing Directors Thomas E. Capps and William J. McBride, will stand for re-election to the Board of Directors at the Company’s May 7, 2009 annual meeting of stockholders.

Item 8.01 Other Events.

On February 11, 2009, the Board of Directors also approved a three million share increase to the Company's ongoing stock repurchase program, which was initially authorized on February 12, 2008. Stock repurchases have been made, and may continue to be made, from time to time in the open market or in privately negotiated transactions, and have been and will continue to be funded from unrestricted cash. As of December 31, 2008, the Company had repurchased 1.2 million shares of its common stock under the program for approximately $30.6 million.

The Company has adopted and may adopt additional written plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 to affect the repurchase of a portion of shares authorized. The number of shares to be repurchased and the timing of the repurchases will be based on the level of available cash, limitations imposed by the Company’s credit agreement and other factors, including market conditions, the terms of any applicable 10b5-1 plans and self-imposed blackout periods. There can be no assurances as to the exact number or aggregate value of shares repurchased. The repurchase program may be suspended or discontinued at any time or from time to time without prior notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 17, 2009	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary